As filed with the Securities and Exchange Commission on April 19, 2024.

Registration No. 333-266031

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

NO. 1 TO

Form F-1 on Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPERIAL PETROLEUM INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Republic of the Marshall Islands	Not Required
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

331 KIFISSIAS AVENUE

ERITHREA 14561

ATHENS, GREECE

011 30 210 625 0001

(Address and telephone number of Registrant’s principal executive offices)

PUGLISI & ASSOCIATES

850 LIBRARY AVENUE, SUITE 204

NEWARK, DELAWARE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Finn Murphy, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 459-7257

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 6, 2022, Imperial Petroleum Inc. (the “Company”) filed a registration statement on Form F-1 (File No. 333-266031) with the Securities and Exchange Commission (the “SEC”). The registration statement was declared effective on July 15, 2022. This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 is being filed to (i) convert the registration statement on Form F-1 to a registration statement on Form F-3 and (ii) update certain other information in the prospectus relating to the offering and sale of the shares that were registered for resale on the Form F-1. Prior to the filing of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, 28,550,325 Class D Warrants were repurchased by the Company. Accordingly, this Post-Effective Amendment No. 1 relates only to the exercise of the remaining Class D Warrants, which are exercisable for an aggregate of 173,334 shares of common stock on a split-adjusted basis.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the initial filing of the registration statement.

All share information in this Post-Effective Amendment No. 1 reflects the 1-for-15 reverse stock split of the Company’s common stock effected on April 28, 2023.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated April 19, 2024

173,334 Shares of Common Stock

IMPERIAL PETROLEUM INC.

This prospectus relates to the resale, from time to time, of up to 173,334 shares of common stock of Imperial Petroleum Inc. (referred to herein as “we”, “us”, “Imperial Petroleum” or the “Company”), being offered by the selling stockholders identified herein. The selling stockholders may sell their shares, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell shares in a manner including, but not limited to, regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. See “Plan of Distribution” for more information on the methods of sale that may be used by the selling stockholders.

We are not offering any common stock for sale under this prospectus, and we will not receive any proceeds from the sale of the common stock by the selling stockholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the information incorporated by reference into this prospectus, and any amendments or supplements before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market under the symbol “IMPP.” The last reported sale price of our common stock on the Nasdaq Capital Market on April 17, 2024 was $3.27 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus and the “Risk Factors” section of our Annual Report on Form 20-F that is incorporated by reference into this prospectus before you make an investment in our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated    , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we have filed with Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named in this prospectus may, from time to time, offer and sell the common stock covered by this prospectus in one or more offerings. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents” in this prospectus.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-looking Statements; Cautionary Information.”

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 173,334 shares of our common stock, or the Warrant Shares, issuable upon the exercise of the Class D Warrants to purchase shares of common stock, or the Class D Warrants, held by the selling stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, but we are required to furnish certain proxy statements to stockholders under NYSE rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 12, 2024; and

•	our Registration Statement on Form 8-A filed with the SEC on November 19, 2021, as amended from time to time.

We also incorporate by reference any future filings made with the SEC under the Exchange Act after the date of this prospectus supplement and before the completion of the offering of the securities. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of this prospectus supplement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.imperialpetro.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:

Imperial Petroleum Inc.

331 Kifissias Avenue,

Erithrea 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

Attention: Chief Financial Officer

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions including the conflict in Ukraine and related sanctions, the war in Gaza and ongoing attacks by Houthis in the Red Sea and Gulf of Aden;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	competition in the maritime transportation industry;

•	shipping market trends, including charter rates, factors affecting supply and demand and world tanker fleet and drybulk fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the COVID-19 pandemic and the ongoing efforts throughout the world to contain it, along with various ongoing geopolitical pressures such as the conflict in Ukraine and the related global response, the war in Gaza and the ongoing attacks by Houthis in the Red Sea and Gulf of Aden;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•	future refined petroleum product and oil prices and production;

•	future supply and demand for oil, refined petroleum products and drybulk cargoes;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in our financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our securities.

Imperial Petroleum Inc. was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2021, by StealthGas Inc. (“StealthGas”) to serve as the holding company of four subsidiaries, each owning one of the tanker vessels in our initial fleet, that it subsequently contributed to us in connection with the Spin-Off (as defined below). On December 3, 2021, StealthGas distributed all of our outstanding shares of common stock, par value $0.01 per share (“common stock”), and 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share (“Series A Preferred Stock”), to its stockholders, which completed our separation from StealthGas (the “Spin-Off”).

Unless otherwise indicated, references to “Imperial Petroleum,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, Imperial Petroleum Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America. All share information in this prospectus reflects the 1-for-15 reverse stock split of the Company’s common stock effected on April 28, 2023.

Overview

We are a provider of international seaborne transportation services to oil producers, refineries and commodities traders and producers, as well as industrial users of drybulk cargoes. We are managed by Stealth Maritime, a privately owned company controlled by the Vafias Group, which has been active in shipping for over 50 years and is controlled by the Vafias family, of which Harry Vafias, our Chief Executive Officer, is a member.

Corporate Structure

Imperial Petroleum Inc. is a holding company existing under the laws of the Marshall Islands, and is the sole owner of the outstanding stock of our subsidiaries, each of which owns one of the vessels in ourfleet. Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website address is www.imperialpetro.com. The information on or linked to on our website is not a part of this prospectus.

Upon the completion of the Spin-Off on December 3, 2021, we began operating as a separate company from StealthGas, the Nasdaq-listed ship-owning company serving the liquefied petroleum gas (LPG) sector of the international shipping industry, of which we were previously a part.

Reverse Stock Split. Effective as of the opening of trading on April 28, 2023, the Company effected a one-for-fifteen reverse stock split of its shares of common stock. The Company’s outstanding warrants were proportionately adjusted to increase the exercise price and reduce the number of shares issuable upon exercise in accordance with their terms.

Other Information

Because we are incorporated under the laws of the Republic of the Marshall Islands, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Service of Process and Enforcement of Civil Liabilities” for more information.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•

the ability to present more limited financial data, including presenting only two years of audited financial statements and only two years of selected financial data in the registration statement on Form F-1 of which this prospectus is a part;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002 (“Section 404”); and

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Spin-Off, or such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our common stock less attractive. The result may be a less active trading market for our common stock, and the price of our common stock may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) December 31, 2026; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Issuer	Imperial Petroleum Inc., a Marshall Islands corporation

Securities offered by selling stockholders	173,334 shares of common stock

Shares of common stock issued and outstanding(1)	29,431,660 shares of common stock

Selling Stockholders	The selling stockholders are named in the section of this prospectus entitled “Selling Stockholders.”

Use of Proceeds	The selling stockholders will receive all of the proceeds from the sale of any common stock sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of any common stock by the selling stockholders. See “Use of Proceeds.”

Listing	Our common stock currently trade on the Nasdaq Capital Market under the symbol “IMPP.”

Risk factors	Your investment in our securities will involve risks. You should carefully consider all the information in this prospectus, including the information referred to in the section entitled “Risk Factors” on page 9 of this prospectus, including information under the heading “Forward-Looking Statements,” before deciding whether to purchase our securities.

(1) Based on 29,431,660 shares of common stock issued and outstanding as of April 12, 2024, and excludes:

•	2,867 shares of common stock subject to outstanding Class A Warrants with an exercise price of $18.75 per share, which expire on February 2, 2027;

•	786,800 shares of common stock subject to outstanding Class B Warrants with an exercise price of $24.00 per share, which expire on March 23, 2027;

•	1,347,267 shares of common stock subject to outstanding Class C Warrants with an exercise price of $8.25 per share, which expire on May 19, 2027;

•	173,334 shares of common stock subject to outstanding Class D Warrants with an exercise price of $12.00 per share, which expire on June 15, 2027;

•	8,499,999 shares of common stock subject to outstanding Class E Warrants with an exercise price of $2.00 per share, which expire on August 15, 2028;

•

36,800 shares of common stock subject to outstanding February 2022 Representative’s Purchase Warrants with an exercise price of $20.625 per share, which became exercisable on July 31, 2022 and expire on January 31, 2027;

•

115,000 shares of common stock subject to outstanding March 2022 Representative’s Purchase Warrants with an exercise price of $30.00 per share, which became exercisable on September 18, 2022 and expire on March 18, 2027;

•

139,394 shares of common stock subject to May 2022 Representative’s Purchase Warrants with an exercise price of $10.3125 per share, which became exercisable on November 12, 2022 and expire on May 16, 2027; and

•	shares of our common stock issuable under our 2021 Equity Compensation Plan and 2024 Equity Compensation Plan.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2023, incorporated herein by reference, or the corresponding section in any Annual Report on Form 20-F, and contained in any other reports or in a prospectus supplement to this prospectus, we subsequently file with the SEC, before investing in any securities that may be offered. The risks described in any prospectus supplement and any document incorporated by reference are not the only ones we face, but are those we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If that occurs, the price of our common stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from any sales of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of our common stock offered hereby.

CAPITALIZATION

The following table sets forth our consolidated capitalization at December 31, 2023:

•	on an actual basis;

•

on an as adjusted basis to give effect, from January 1, 2024 to April 12, 2024, to: (i) the repurchase of 807,348 shares of common stock for an aggregate of consideration of $2.5 million under our share repurchase program, (ii) dividends paid relating to our Series A Preferred Shares amounting to $0.4 million and (iii) the issuance of 426,253 restricted shares in connection with our 2021 Equity Compensation Plan.

Please refer to our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 12, 2024 which includes our consolidated financial statements for the year ended December 31, 2023 incorporated by reference herein.

	Actual	As Adjusted
Equity:
Capital stock(1)(2)	$332,573	$336,836
Preferred stock Series A	7,959	7,959
Preferred Stock Series B	160	160
Treasury Stock	(5,885,727)	(8,390,232)
Additional paid-in capital	270,242,635	270,238,372
Retained earnings	97,607,873	97,172,627

Total equity	362,305,473	359,365,722

Total capitalization	$362,305,473	$359,365,722

(1)

Under our amended and restated articles of incorporation we are authorized to issue up to 2,000,000,000 shares of common stock, of which 33,257,291 shares of common stock were issued and 29,812,755 shares of common stock were outstanding as of December 31, 2023 and 33,693,544 shares of common stock were issued and 29,431,660 shares of common stock were outstanding as of April 12, 2024, and 200,000,000 shares of preferred stock, of which 800,000 shares have been designated as 8.75% Series A Preferred Stock, and 795,878 shares of which are issued and outstanding as of December 31, 2023 and April 12, 2024, 16,000 shares have been designated as Series B Preferred Stock, and 16,000 shares are issued and outstanding as of December 31, 2023 and April 12, 2024, and 13,875 shares have been designated as Series C Preferred Stock and zero of which are issued and outstanding as of December 31, 2023 and April 12, 2024. In addition, as of December 31, 2023 and April 12, 2024, there were 2,867 shares of common stock subject to outstanding Class A Warrants, with an exercise price of $18.75 per share, which expire on February 2, 2027; 786,800 shares of common stock subject to outstanding Class B Warrants, with an exercise price of $24.00 per share, which expire on March 23, 2027; 1,347,267 shares of common stock subject to outstanding Class C Warrants, with an exercise price of $8.25 per share, which expire on May 19, 2027; 173,334 shares of common stock subject to outstanding Class D Warrants with an exercise price of $12.00 per share, which expire on June 15, 2027; and 8,499,999 shares of common stock subject to outstanding Class E Warrants with an exercise price of $2.00 per share, which expire on August 15, 2028. As of December 31, 2023 and April 12, 2024, there were also 36,800 shares of common stock subject to outstanding February 2022 Representative Purchase Warrants, with an exercise price of $20.625 per share, which became exercisable on July 31, 2022 and expire on January 31, 2027, 115,000 shares of common stock subject to March 2022 Representative’s Purchase Warrants with an exercise price of $30.00 per share, which became exercisable on September 18, 2022 and expire on March 18, 2027; and 139,394 shares of common stock subject to May 2022 Representative’s Purchase Warrants with an exercise price of $10.3125 per share, which became exercisable on November 12, 2022 and expire on May 16, 2027.

(2)

Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of outstanding Class A Warrants, Class B Warrants, Class C Warrants, Class D Warrants, Class E Warrants, and February 2022 Representative’s Purchase Warrants, March 2022 Representative’s Purchase Warrants and May 2022 Representative’s Purchase Warrants.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus, by the selling stockholders.

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 173,334 shares of our common stock, or the Warrant Shares, issuable upon the exercise of the Class D Warrants to purchase shares of common stock, or the Class D Warrants, held by the selling stockholders. For a description of the Class D Warrants, see “Item 10. Additional Information — A. Share Capital” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein.

We are registering the offer and sale of the Warrant Shares beneficially owned by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders in connection with the acquisition of Class D Warrants from us in a private placement acquisition of the Class D Warrants. Pursuant to the registration rights provisions of the agreements we entered into in connection with such transaction, we have agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus is a part, effective until all securities covered by such Registration Statement have been sold.

The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares of common stock beneficially owned by each of the respective selling stockholders, including the Warrant Shares, (iii) the number of Warrant Shares that may be offered under this prospectus and (iv) the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the Warrant Shares covered hereby are sold.

Except for the percentage set forth in the fifth column, the number of shares of common stock set forth in the following table for any selling stockholder does not take into account the exercise limitations described under “Item 10. Additional Information — A. Share Capital” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein and set forth in the Class D Warrants, and to the extent held by any of the selling stockholders, our Class A Warrants, Class B Warrants, Class C Warrants and Class E Warrants. Accordingly, the number of shares of common stock set forth in the following table for any stockholder may exceed the number of shares of common stock that it could own beneficially at any given time as a result of its ownership of such warrants. As a result, the actual number of Warrant Shares that may be issued to and sold by the selling stockholders could be materially less than the estimated numbers in the column titled “Maximum Number of Shares of Common Stock that may be Offered by this Prospectus” depending on factors which cannot be predicted by us at this time. In addition, we do not know how long the selling stockholders will hold the Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Warrant Shares.

To our knowledge, none of the selling stockholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, except that we and each selling stockholder are party to separate letter agreements dated June 13, 2022 relating to the Warrant Shares described above. To our knowledge, except as set forth in the table below, none of the selling stockholders are broker-dealers or are affiliated with a broker-dealer, nor at the time of the acquisition did any selling stockholders have direct or indirect agreements or understandings with any person to distribute any common stock.

The information set forth in the table below is based upon information obtained from the selling stockholders and other stockholders. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned after the offering is based on 29,431,660 shares of our common stock outstanding as of April 12, 2024.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive the shares listed in the table below in any non-sale transfer after the date of this prospectus. Unless otherwise indicated, the address for each selling stockholder is c/o Imperial Petroleum Inc., 331 Kifissias Avenue, Erithea, 14561 Athens, Greece.

		Maximum Number of Shares of Common Stock That May Be Offered By This Prospectus	Beneficial Ownership after this offering if Maximum Number of Shares Offered are Sold
	Number of Shares of Common Stock Beneficially Owned		Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Selling Stockholders
Armistice Capital Master Fund Ltd.(2)	1,140,000	140,000	1,000,000	3.4%
Iroquois Capital Investment Group LLC(3)	52,000	10,000	42,000	*
Iroquois Master Fund Ltd(4)	141,334	23,334	118,000	*

*	Less than 1% of our outstanding common stock.
(1)	Gives effect to the exercise limitations set forth in our warrants held by each selling stockholder.
(2)

Consists of 140,000 shares of Common Stock issuable upon exercise of Class D Warrants and 1,000,000 shares of Common Stock issuable upon exercise of Class C Warrants. The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of Armistice Capital is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

Consists of 10,000 shares of Common Stock issuable upon exercise of Class D Warrants, 12,000 shares of Common Stock issuable upon exercise of Class C Warrants, and 30,000 shares of Common Stock issuable upon exercise of Class B Warrants. Richard Abbe, the managing member of Iroquois Capital Investment Group LLC, has voting and investment power over these securities. Mr. Abbe disclaims beneficial ownership over these securities. The address of Iroquois Capital Investment Group LLC is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(4)

Consists of 23,334 shares of Common Stock issuable upon exercise of Class D Warrants, 48,000 shares of Common Stock issuable upon exercise of Class C Warrants, and 70,000 shares of Common Stock issuable upon exercise of Class B Warrants. Richard Abbe, the managing member of Iroquois Master Fund Ltd, has voting and investment power over these securities. Mr. Abbe disclaims beneficial ownership over these securities. The address of Iroquois Master Fund Ltd is Admiral Financial Centre, 5th Floor, 90 Fort Street, Georgetown, Grand Cayman KY1-1208, Cayman Islands.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock held by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock.

The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the principal trading market for our common stock or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of our common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, (“FINRA”), Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of our common stock. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our common stock may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

TAXATION

See “Item 10. Additional Information — E. Tax Considerations” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein.

EXPENSES

The following table sets forth the main costs and expenses in connection with this offering, which we will be required to pay.*

SEC registration fee	$1,502
Legal fees and expenses	50,000
Accounting fees and expenses	25,000
Printing and engraving costs	15,000
Transfer agent fees	5,000
Miscellaneous	24,498

Total	$125,000

*	All amounts are estimated, except the SEC registration fee and Nasdaq listing fee.

EXPERTS

The consolidated financial statements of Imperial Petroleum Inc. as of December 31, 2022 and 2023 and for each of the three years in the period ended December 31, 2023, incorporated by reference into this Prospectus by reference to Imperial Petroleum Inc.’s annual report on Form 20-F for the year ended December 31, 2023 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

LEGAL MATTERS

Certain legal matters with respect to Marshall Islands law are being passed upon for us by Reeder & Simpson P.C.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our executive office is located outside of the United States in Athens, Greece. Our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

IMPERIAL PETROLEUM INC.

PROSPECTUS

   , 2024

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The bylaws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits

4.1	Restated Articles of Incorporation of the Company, as amended by Articles of Amendment, dated April 27, 2023, to Restated Articles of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form F-20-F filed with the SEC on April 12, 2024)

4.2	Amended and Restated Bylaws of Imperial Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on April 28, 2023)

5.1	Opinion of Reeder & Simpson P.C. as to the validity of the shares of common stock being registered (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on F-1 (File No. 333-266031) filed with the SEC on July 6, 2022)

23.1	Consent of Deloitte Certified Public Accountants S.A.

23.2	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to the Company’s Registration Statement on F-1 (File No. 333 - 266031) filed with the SEC on July 6, 2022, which includes on signature page)

107	Filing Fee Table (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on F-1 (File No. 333 - 266031) filed with the SEC on July 6, 2022)

Item 10. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430 B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430 B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on April 19, 2024.

IMPERIAL PETROLEUM INC. (Registrant)

By:	/s/ Harry N. Vafias
Name:	Harry N. Vafias
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 19, 2024.

Signature	Title

/s/ Harry N. Vafias Harry N. Vafias	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ifigeneia Sakellari Ifigeneia Sakellari	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* John Kostoyiannis	Director

* George Xiradakis	Director

*By:	/s/ Harry N. Vafias
Harry N. Vafias
Attorney-in-Fact

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement on Form F-3 in Newark, Delaware, on April 19, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director